Exhibit 99.1
Fortrea Reports First Quarter 2025 Results
For the three months ended March 31, 2025, from continuing operations:

•Revenues of $651.3 million
•GAAP net loss of $(562.9) million, inclusive of a non-cash goodwill impairment charge
•Adjusted EBITDA of $30.3 million
•GAAP and adjusted net (loss) income per diluted share of $(6.25) and $0.02, respectively
•Book-to-bill ratio of 1.02x, resulting in 1.14x book-to-bill for the trailing 12 months

DURHAM, N.C., May 12, 2025— Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today reported financial results for the first quarter ended March 31, 2025.
“Fortrea’s first quarter performance represents a solid start to 2025,” said Tom Pike, Chairman and CEO of Fortrea. “We are focused on the disciplined execution of our strategy, strengthening our business model to improve our efficiency, and better serving our customers.”
All commentary in this press release relates to continuing operations unless otherwise noted.
First Quarter 2025 Financial Results
Revenue for the first quarter was $651.3 million, compared to $662.1 million in the first quarter of 2024.
First quarter GAAP net loss was $562.9 million and diluted loss per share was $6.25, inclusive of a non-cash goodwill impairment charge of $488.8 million, compared to first quarter of 2024 GAAP net loss of $79.8 million and diluted loss per share of $0.89. First quarter adjusted EBITDA was $30.3 million, compared to first quarter of 2024 adjusted EBITDA of $27.1 million.
Backlog as of March 31, 2025 was $7,721 million, and the book-to-bill ratio for the quarter was 1.02x.
The Company reiterated its guidance for the full year 2025, targeting revenues in the range of $2,450 million to $2,550 million and adjusted EBITDA guidance in the range of $170 million to $200 million. The guidance assumes foreign currency exchange rates as of December 31, 2024, remain in effect for the forecast period.
Other Developments
On May 12, 2025, the Company announced that Fortrea’s Lead Independent Director, Peter M. Neupert, will serve as Interim Chief Executive Officer and Board Chair as Thomas Pike is stepping down from his role beginning May 13, 2025. As part of a succession planning process, an executive search is already at an advanced stage. Mr. Pike has entered into a consulting agreement with the Company to serve as a resource to its leadership team through the transition.
Earnings Call and Replay
Fortrea will host a conference call at 9:00 am ET on May 12, 2025 to review its first quarter financial results and conduct a question and answer session. To participate in the earnings call, participants should register online at the Fortrea Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can also be accessed through the following earnings webcast link. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology and consulting services. Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in about 100 countries is scaled to deliver focused and agile solutions to customers globally. Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter).
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2025 financial guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: the duration and results of the search for a new chief executive officer; the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations, tariff policies, trade sanctions and other trade restrictions and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment or further changes in government regulations and funding, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices its contracts, overruns its cost estimates, or fails to receive approval for, or experiences delays in documentation of change orders; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$651.3	$662.1
Costs and expenses:
Direct costs, exclusive of depreciation and amortization	534.8	554.2
Selling, general and administrative expenses, exclusive of depreciation and amortization	121.8	120.1
Depreciation and amortization	19.5	21.9
Goodwill and other asset impairments	488.8	—
Restructuring and other charges	6.5	3.3
Total costs and expenses	1,171.4	699.5
Operating loss	(520.1)	(37.4)
Other income (expense):
Interest expense	(22.3)	(34.3)
Foreign exchange loss	(5.6)	(5.3)
Other, net	—	1.3
Loss from continuing operations before income taxes	(548.0)	(75.7)
Income tax expense	14.9	4.1
Loss from continuing operations	(562.9)	(79.8)
Loss from discontinued operations, net of tax	—	(21.2)
Net loss	$(562.9)	$(101.0)

Loss per common share
Basic and diluted loss per share from continuing operations	$(6.25)	$(0.89)
Basic and diluted loss per share from discontinued operations	—	(0.24)
Basic and diluted loss per share	$(6.25)	$(1.13)

FORTREA HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$101.6	$118.5
Accounts receivable and unbilled services, net	729.0	659.5
Prepaid expenses and other	139.7	170.2
Total current assets	970.3	948.2
Property, plant and equipment, net	150.2	156.3
Goodwill, net	1,242.5	1,710.4
Intangible assets, net	651.3	655.7
Deferred income taxes	5.4	5.2
Other assets, net	101.4	103.4
Total assets	$3,121.1	$3,579.2
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$110.2	$138.2
Accrued expenses and other current liabilities	347.2	369.8
Unearned revenue	364.4	353.3
Current portion of long-term debt	163.8	74.8
Short-term operating lease liabilities	13.5	13.4
Total current liabilities	999.1	949.5
Long-term debt, less current portion	1,049.9	1,049.7
Operating lease liabilities	59.1	60.6
Deferred income taxes and other tax liabilities	117.9	121.7
Other liabilities	36.3	35.3
Total liabilities	2,262.3	2,216.8
Commitments and contingent liabilities
Equity:
Common stock, 90.5 and 89.7 shares outstanding at March 31, 2025 and December 31, 2024, respectively	0.1	0.1
Additional paid-in capital	2,056.8	2,042.2
Accumulated deficit	(959.9)	(397.0)
Accumulated other comprehensive loss	(238.2)	(282.9)
Total equity	858.8	1,362.4
Total liabilities and equity	$3,121.1	$3,579.2

FORTREA HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(562.9)	$(101.0)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	19.5	23.5
Stock compensation	14.6	15.1
Credit loss expense	4.5	5.8
Operating lease right-of-use asset expense	3.0	6.2
Operating lease right-of-use asset impairment	3.2	—
Goodwill and other asset impairments	488.8	24.0
Deferred income taxes	(6.6)	4.2
Other, net	0.3	(12.1)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable and unbilled services, net	(70.5)	34.7
Decrease (increase) in prepaid expenses and other	17.6	(25.5)
Decrease in accounts payable	(28.4)	(0.9)
Increase in deferred revenue	10.4	26.4
Decrease in accrued expenses and other	(17.7)	(26.0)
Net cash used for operating activities	(124.2)	(25.6)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2.9)	(9.3)
Proceeds from sale of business, net	19.0	—
Proceeds from sale of assets	—	0.1
Net cash provided by (used for) investing activities	16.1	(9.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	166.5	271.0
Payments on revolving credit facilities	(77.5)	(242.0)
Debt issuance costs	(0.6)	—
Principal payments of long-term debt	—	(7.7)
Net cash provided by financing activities	88.4	21.3
Effect of exchange rate changes on cash and cash equivalents	2.8	(2.3)
Net change in cash and cash equivalents	(16.9)	(15.8)
Cash and cash equivalents at beginning of period	118.5	108.6
Cash and cash equivalents at end of period	$101.6	$92.8
The cash flows related to discontinued operations have not been segregated and are included in the condensed consolidated statements of cash flows.

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(unaudited)

	Trailing Twelve Months Ended March 31, 2025	Three Months Ended March 31,
		2025	2024
Adjusted EBITDA from continuing operations:
Net loss from continuing operations	$(754.6)	$(562.9)	$(79.8)
Income tax expense	7.3	14.9	4.1
Interest expense, net	111.8	22.3	34.3
Foreign exchange loss	10.9	5.6	5.3
Depreciation and amortization (a)	82.9	19.5	21.9
Goodwill and other asset impairments	488.8	488.8	—
Restructuring and other charges (b)	54.6	6.8	3.4
Stock based compensation	58.3	14.6	13.5
Disposition-related costs (c)	17.2	3.8	—
One-time spin-related costs (d)	123.0	10.0	17.0
Customer matter (e)	2.1	—	3.9
Enabling Services Segment costs (f)	2.5	—	4.8
Other (g)	0.9	6.9	(1.3)
Adjusted EBITDA from continuing operations	$205.7	$30.3	$27.1

(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. There were no related adjustments in the first quarter of 2025 as the agreed upon amounts had been satisfied.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes adjustments to estimated contingent consideration on a sale of a facility, income related to services provided under Transition Services Agreements, settlements related to litigation initiated prior to the Spin, the yield expense incurred on amounts received under the Company’s Receivables Securitization Program, and amortization of implementation costs deferred in connection with cloud computing arrangements.

FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Adjusted net income (loss) from continuing operations:
Net loss from continuing operations	$(562.9)	$(79.8)
Foreign exchange loss	5.6	5.3
Amortization (a)	14.5	15.3
Restructuring and other charges (b)	6.8	3.4
Stock based compensation	14.6	13.5
Disposition-related costs (c)	3.8	—
One-time spin-related costs (d)	10.0	17.0
Customer matter (e)	—	3.9
Enabling Services Segment costs (f)	—	4.8
Goodwill and other asset impairments	488.8	—
Other (g)	6.9	(1.3)
Income tax impact of adjustments (h)	13.8	13.0
Adjusted net income (loss) from continuing operations	$1.9	$(4.9)

Basic shares	90.1	89.2
Diluted shares	91.2	89.2
Adjusted basic EPS from continuing operations	$0.02	$(0.05)
Adjusted diluted EPS from continuing operations	$0.02	$(0.05)
(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. There were no related adjustments in the first quarter of 2025 as the agreed upon amounts had been satisfied.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes adjustments to estimated contingent consideration on a sale of a facility, income related to services provided under Transition Services Agreements, settlements related to litigation initiated prior to the Spin, the yield expense incurred on amounts received under the Company’s Receivables Securitization Program, and amortization of implementation costs deferred in connection with cloud computing arrangements.
(h) Income tax impact of adjustments calculated based on the tax rate applicable to each item.

FORTREA HOLDINGS INC.
NET CASH USED FOR OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Three Months Ended March 31, 2025
Net cash used for operating activities	$(124.2)
Capital expenditures	(2.9)
Free cash flow	$(127.1)